Exhibit 10.21

HALCÓN RESOURCES CORPORATION

2016 LONG-TERM INCENTIVE PLAN

EMPLOYEE STOCK OPTION AWARD AGREEMENT

THIS EMPLOYEE STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made and entered into as of the Date of Grant (as set forth on the Summary of Stock Option Grant and provided through the online platform of the Company’s third-party Plan administrator) by and between HALCÓN RESOURCES CORPORATION, a Delaware corporation (the “Company”), and the Participant set forth on the Summary of Stock Option Grant (“Participant”) pursuant to the Halcón Resources Corporation 2016 Long-Term Incentive Plan (as amended, modified or supplemented, the “Plan”).

WHEREAS, the Participant is an employee or a consultant to the Company or a Subsidiary of the Company or is a non-employee director of the Company, and it is important to the Company that the Participant be encouraged to remain in the service of the Company or such Subsidiary;

WHEREAS, the Board of Directors of the Company and the Committee (as defined in the Plan) have the authority to grant Options under the Plan to eligible employees, non-employee directors and other individuals providing consulting or advisory services to the Company, its Subsidiaries or its Affiliated Entities; and

WHEREAS, the Board has determined to award to the Participant the Option described in this Agreement;

NOW, THEREFORE, the Company and the Participant agree as follows:

1.                                      Effect of Plan and Authority of Committee.  This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference.  The Committee is authorized to make all determinations and interpretations with respect to matters arising under or relating to the Plan, this Agreement and the Option granted hereunder.  Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which are attached hereto and incorporated herein by this reference for all purposes.

2.                                      Grant of Option.  On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Grant Date, the Company hereby grants to the Participant the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”).  The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant.  If the Option is intended to be an Incentive Stock Option, it is agreed that the exercise price is at least 100% of the Fair Market Value of a share of Common Stock on the Date of Grant (110% of Fair Market Value if the Participant owns stock possessing more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation”).  To the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and any “parent corporation” (as defined in Section 424(e) of the Code) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of the Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

3.                                      Vesting.  This Option may be exercised only to the extent it is vested on the vesting dates in accordance with the Vesting Schedule set forth in the Summary of Stock Option Grant.  The vested percentage indicated in such Vesting Schedule shall be exercisable, as to all or part of the vested shares, at any time or times after the respective vesting date and until the expiration or termination of the Option.  The unvested portion of this Option shall terminate and be forfeited immediately on the date of the Participant’s termination of employment or service with the Company, the Subsidiaries and the Affiliated Entities, subject to accelerated vesting on termination in certain circumstances as set forth herein or in the Plan.

4.                                      Term.

(a)                                 Term of Option.  This Option may not be exercised after the close of the Company’s business on the Expiration Date as set forth in the Summary of Stock Option Grant.  If the Expiration Date of this Option or any termination date provided for in this Agreement shall fall on a Saturday, Sunday or a day on which the executive offices of the Company are not open for business, then such expiration or termination date shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

(b)                                 Early Termination.  Except as provided below, this Option may not be exercised unless the Participant shall have been in the continuous employ or service of the Company, any Subsidiary of the Company or any Affiliated Entity from the Date of Grant to the date of exercise of the Option.

(i)                                     If the Participant is an Eligible Employee and the Participant’s employment with the Company, a Subsidiary or an Affiliated Entity terminates by reason of the Participant’s Disability, this Option may be exercised in full by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of death of the Participant), but only within such period of time ending on the earlier of (A) the date that is one year following such termination or (B) the Expiration Date.

(ii)                                  If the Participant is an Eligible Employee and the Participant’s employment with the Company, a Subsidiary or an Affiliated Entity terminates by reason of the Participant’s death, the Participant’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of death of the Participant, may exercise this Option in full,  but only within such period of time ending on the earlier of (A) the date that is one year following the Participant’s death or (B) the Expiration Date.

(iii)                               If the Participant is an Eligible Employee and the Participant’s employment with the Company, a Subsidiary or an Affiliated Entity is terminated without Cause, all unvested Options shall be forfeited and the Participant may exercise any vested Options but only within such period of time ending on the earlier of (A) the date that is three months following such termination or (B) the Expiration Date.  For purposes of this Agreement, “Cause” means a Participant’s gross negligence or willful misconduct in the performance of the duties of his or her employment, or the Participant’s final conviction of a felony or of a misdemeanor involving moral turpitude.

(iv)                              If the Participant is an Eligible Employee and the Participant’s employment with the Company, a Subsidiary or an Affiliated Entity is terminated for Cause, all unvested and vested Options shall be immediately forfeited upon such termination.

(v)                                 If the Participant is an Eligible Employee and the Participant voluntarily terminates employment with the Company, a Subsidiary or an Affiliated Entity, all unvested Options shall be forfeited and the Participant may exercise any vested Options but only within such period of time ending on the earlier of (A) the date that is three months following such termination of employment or (B) the Expiration Date.

(vi)                              If the Participant is a Consultant and the Participant ceases providing services to the Company, all unvested Options shall be forfeited and the Participant may exercise any vested Options but only within such period of time ending on the earlier of (A) the date that is three months following such cessation of services or (B) the Expiration Date.

(vii)                           If the Participant is an Eligible Director and the Participant terminates service as a director of the Company, all unvested Options shall be forfeited and the Participant may exercise any vested Options but only within such period of time ending on the earlier of (A) the date that is three months following such cessation of services or (B) the Expiration Date.

5.                                      Manner of Exercise and Payment.  Exercise of this Option shall be by written notice to the Senior Vice President, Human Resources and Administration of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee.  The exercise price of this Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination of the foregoing.  In addition to the foregoing, the Committee may permit this Option to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

6.                                      Withholding Tax.  Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under this Agreement, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow the Participant to pay the amount of taxes required by law to be withheld with respect to this Option by (i) directing the Company to withhold from any payment with respect to the Option a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes.  However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

7.                                      Delivery of Shares.  Delivery of the certificates representing the shares of Common Stock purchased, upon exercise of this Option shall be made as soon as reasonably practicable after receipt of notice of exercise and full payment of the Exercise Price and any required withholding taxes.  If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to the Company and its legal counsel, evidencing the investment intent of such person and such other matters as the Company may reasonably require.  If the Company so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear a legend to reflect any restrictions on transferability.

8.                                      Optional Issuance in Book-Entry Form.  Notwithstanding the provisions of Section 7, at the option of the Company, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

9.                                      Transferability.

(a)                                 This Option is personal to the Participant and during the Participant’s lifetime may be exercised only by the Participant or his or her guardian or legal representative upon the events and in accordance with the terms and conditions set forth in the Plan, and shall not be transferred except by will or by the laws of descent and distribution, nor may it be otherwise sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of this Option not specifically permitted by the Plan or this Agreement shall be null and void and without effect.

(b)                                 No shares of Common Stock or other form of payment shall be issued with respect to any Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws.  Certificates evidencing shares of Common Stock delivered pursuant to exercise of this Option may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any federal or state securities law.  The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

10.                               Notices.  All notices between the parties hereto shall be in writing.  Notices to the Participant shall be given to the Participant’s address as contained in the Company’s records.  Notices to the Company shall be addressed to its Senior Vice President, Human Resources and Administration at the principal executive offices of the Company at 1000 Louisiana, Suite 6700, Houston, Texas 77002.

11.                               Relationship with Contract of Employment or Services.

(a)                                 The grant of an Option does not form part of the Participant’s entitlement to remuneration or benefits pursuant to his or her contract of employment or services, if any, and, except as otherwise provided in a written contract of employment or for services, the existence of such a contract between any person and the Company, any Subsidiary or any Affiliated Entity does not give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b)                                 The rights and obligations of the Participant under the terms of his or her contract of employment or other contract or agreement for services with the Company, any Subsidiary of the Company or any Affiliated Entity, if any, shall not be affected by the grant of an Option.

(c)                                  The rights granted to the Participant upon the grant of an Option shall not afford the Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office, employment or service with the Company, any Subsidiary of the Company or any Affiliated Entity for any reason whatsoever.

(d)                                 The Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his or her office, employment or service with the Company, any Subsidiary of the Company or any Affiliated Entity for any reason (including, without limitation, any breach of contract by the Company, any Subsidiary of the Company or any Affiliated Entity) or in any other circumstances whatsoever.

12.                               Market Standoff Agreement.  The Participant agrees in connection with any public offering of the Company’s securities that, upon request of the Company or the managing underwriter(s) of such offering, the Participant will not sell or otherwise dispose of any Common Stock acquired pursuant to this Agreement without the prior written consent of the Company or such managing underwriter(s), as the case may be, for a period of time (not to exceed 180 days) after the effective date of the registration requested by such managing underwriter(s) and subject to all restrictions as the Company or the managing underwriter(s) may specify for employee or other service provider stockholders generally.

13.                               Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.  The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Harris County, Texas, with respect to a state court, or the United States District Court for the Southern District of Texas, with respect to a federal court.  THE PARTICIPANT HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF ITS AFFILIATED ENTITIES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.

HALCÓN RESOURCES CORPORATION

By:	/s/ Leah R. Kasparek
Leah R. Kasparek
Senior Vice President, Human Resources
and Administration